UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39536	84-3199512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Pegasus Park Drive, Suite 1430 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

(214) 612-0000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TSHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2024, Taysha Gene Therapies, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). The stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2024. Of the 187,018,275 shares outstanding as of the record date, 149,637,228 shares, or approximately 80%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal No. 1: Election of two nominees to serve as directors until the 2027 annual meeting of stockholders and until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Votes Withheld
Sean Stalfort	131,752,418	287,609
Alison Long, M.D., Ph.D.	131,962,513	77,514

Broker Non-Votes: 17,597,201

Both nominees were elected.

Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2024. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of appointment of Deloitte & Touche LLP	149,476,359	60,416	100,453

Broker Non-Votes: 0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taysha Gene Therapies, Inc.

Dated: May 30, 2024	By:	/s/ Kamran Alam
Kamran Alam
Chief Financial Officer